EXHIBIT 10.5

FIRST AMENDMENT OF MADE2MANAGE SYSTEMS, INC.
EMPLOYEE STOCK PURCHASE PLAN

         Effective April 23, 2002, the Made2Manage Systems, Inc. Employee Stock Purchase Plan is amended by increasing the number of Shares reserved for issuance pursuant to the Plan by an additional 100,000 Shares, to a total of 200,000 Shares.